                                                                   Exhibit 10.44
===============================================================================





                            TAX REGULATORY AGREEMENT



                                  by and among


              CALIFORNIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY


                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  as Trustee,

                                      and


                               PROVENA FOODS INC.


                          Dated as of October 1, 1998



                  Executed as Part of the Proceedings for the

                         Authorization and Issuance of:


                                   $4,000,000
              California Economic Development Financing Authority
                              Variable Rate Demand
               Industrial Development Revenue Bonds, Series 1998
                         (Provena Foods Inc. Project)




================================================================================

                               TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and is not part of the Tax Regulatory Agreement.)

                                                                                                               Page
                                                                                                               ----


                                   ARTICLE I

                                  DEFINITIONS
Section 1.01.  Definitions.......................................................................................   1
Section 1.02.  Reliance on Borrower's Information................................................................  11

                                  ARTICLE II

                    CERTAIN REPRESENTATIONS BY THE BORROWER

Section 2.01.  Description of the Project and Description of the Facilities......................................  11
Section 2.02.  Capital Expenditures..............................................................................  12
Section 2.03.  Prior Issues and $40 Million Limit................................................................  13
Section 2.04.  Federal Tax Return Information....................................................................  13
Section 2.05.  Composite Issues..................................................................................  13
Section 2.06.  Prohibited Uses...................................................................................  14
Section 2.07.  No Composite Project..............................................................................  14
Section 2.08.  Acquisition of Existing Property..................................................................  14
Section 2.09.  Land Acquisition Limit and No Acquisition of Farmland.............................................  14
Section 2.10.  Representations by the Borrower for Purposes of IRS Form 8038.....................................  15

                                  ARTICLE III

                             USE OF BOND PROCEEDS

Section 3.01.  Anticipated Use of Proceeds.......................................................................  16
Section 3.02.  Certification as to Costs of the Project..........................................................  16

                                  ARTICLE IV

                                   ARBITRAGE

Section 4.01.  Arbitrage Representations and Elections...........................................................  16
Section 4.02.  Arbitrage Compliance..............................................................................  18
Section 4.03.  Calculation of Rebate Amount......................................................................  19
Section 4.04.  Payment to United States..........................................................................  21

Section 4.05.  Recordkeeping.....................................................................................  22
Section 4.06.  Rebate Analyst....................................................................................  22

                                   ARTICLE V

COMPLIANCE WITH CODE.............................................................................................  23

                                  ARTICLE VI

TERM OF TAX REGULATORY AGREEMENT.................................................................................  24

                                  ARTICLE VII

AMENDMENTS.......................................................................................................  25

                                 ARTICLE VIII

                          EVENTS OF DEFAULT, REMEDIES

Section 8.01.  Events of Default.................................................................................  25
Section 8.02.  Remedies for an Event of Default..................................................................  25


EXHIBIT A-1  SOURCES AND USES OF FUNDS

EXHIBIT A-2  PROPERTY FINANCED OR REFINANCED BY THE BONDS

EXHIBIT B-1  FORM OF PROVIDER CERTIFICATION FOR A CERTIFICATE OF DEPOSIT

EXHIBIT B-2  FORM OF PROVIDER CERTIFICATION FOR AN INVESTMENT CONTRACT

EXHIBIT B-3  FORM OF BORROWER'S CERTIFICATION FOR A CERTIFICATE OF DEPOSIT
             INVOLVING THREE BIDS

EXHIBIT C    USEFUL LIFE CALCULATION


EXHIBIT D    DECLARATION OF OFFICIAL INTENT

                            TAX REGULATORY AGREEMENT

     THIS TAX REGULATORY AGREEMENT (this "Tax Regulatory Agreement") is made and dated as of October 1, 1998, by and among CALIFORNIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY and its successors or assigns (the "Authority"), PROVENA FOODS INC., a corporation duly organized and existing under the laws of the State of California and its successors or assigns (the "Borrower"), and U.S. BANK TRUST NATIONAL ASSOCIATION, solely in its capacity as trustee under the Indenture, as defined below (the "Trustee");


                              W I T N E S S E T H:

     WHEREAS, the Authority has authorized the issuance of $4,000,000 aggregate principal amount of its Variable Rate Demand Industrial Development Revenue Bonds, Series 1998 (Provena Foods Inc. Project) (the "Bonds"), the proceeds of which are being loaned to the Borrower pursuant to a Loan Agreement, dated as of October 1, 1998, between the Authority and the Borrower (the "Agreement"), to finance the construction and installation of a manufacturing facility and the acquisition of certain manufacturing equipment, as more fully set forth in the Agreement (the "Project") and to pay a portion of the costs of issuance of the Bonds;

     WHEREAS, the Borrower will use the Project in the manufacture of meat products or for the manufacture of other tangible personal property; and

     WHEREAS, the Authority has determined that the issuance, sale and delivery of the Bonds is needed to finance the Project; and

     WHEREAS, this Tax Regulatory Agreement has been entered into by the Authority, the Borrower and the Trustee to ensure compliance with the provisions of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder (the "Code"); and

     WHEREAS, to ensure that interest on the Bonds will be and remain excludable from gross income under the Code, the restrictions listed in this Tax Regulatory Agreement must be satisfied.


     NOW THEREFORE, the Authority, the Borrower and the Trustee hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. Definitions. The following words and phrases shall have the following meanings. Any capitalized word or term used herein but not defined herein shall have the same meaning given in the hereinafter defined Indenture.

     "Abusive Arbitrage Device" means any action which has the effect of (a) enabling the Authority or the Borrower to exploit the difference between taxable and tax-exempt interest rates to obtain a material financial advantage; and (b) overburdening the tax-exempt bond market as defined in (S) 1.148-10 of the Regulations.

     "Accounting Method" means both the overall method used to account for the Gross Proceeds of the Bonds (e.g., the cash method or a modified accrual method) and the method used to account for or allocate any particular item within that overall accounting method (e.g., accounting for Investments, Expenditures, allocations to and from different sources and particular items of the foregoing).

     "Agreement" means the Loan Agreement, dated as of October 1, 1998, between the Authority and the Borrower, and any amendments and supplements thereto.

     "Average Economic Life" means the average reasonably expected economic life of the Facilities as defined in (S) 147(b) of the Code.


     "Average Maturity" means the average maturity of the Bonds as defined in
(S) 147(b) of the Code.

     "Bond Counsel" means a law firm of nationally recognized bond counsel who is requested to deliver its approving opinion with respect to the issuance of and the exclusion from federal income taxation of interest on the Bonds.

     "Bond Year" means the period commencing October 1 of each calendar year and terminating on September 30 of the immediately succeeding calendar year during the term of the Bonds, except that the first Bond Year shall commence on the Date of Issuance and end on September 30, 1999 (unless a different period is required by the Regulations or selected by the Borrower pursuant to the Regulations).

     "Bond Yield" means the Yield of the Bonds calculated in accordance with
Section 1.148-4 of the Regulations.

     "Borrower" means Provena Foods Inc., a corporation duly organized and existing under the laws of the State of California or any entity which is the surviving, resulting or transferee entity in any merger, consolidation or transfer permitted under the Agreement.

     "Capital Expenditure" means any cost of a type that is for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation. For example, costs incurred to acquire, construct, reconstruct or improve land, buildings and equipment generally are Capital Expenditures. Whether an expenditure is a capital expenditure is determined at the time the expenditure is paid with respect to the property. Future changes in law do not affect whether an expenditure is a capital expenditure.

     "Capital Project" means all Capital Expenditures that carry out the governmental purpose of the Bonds. For example, a Capital Project may include Capital Expenditures for one or more building improvements or equipment, plus related capitalized interest paid or accrued prior to the in-service date for the Capital Project.


     "Class of Investments" means one of the following, each of which represents a different

Class of Investments:

         (a) Each category of yield restricted Purpose Investment and Program Investment, as defined in (S) 1.148-1(b), that is subject to a different definition of materially higher Yield under (S) 1.148-2(d)(2);

         (b)  Yield restricted Nonpurpose Investments; and

         (c)  All other Nonpurpose Investments.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Computation Date" means the Initial Computation Date, an Installment Computation Date or the Final Computation Date.

     "Computation Date Credit" means on the last day of each Bond Year during which there are Gross Proceeds subject to the rebate requirement of Article IV hereof, and on the Final Computation Date, the amount of $1,000.

     "Consistently Applied" means applied uniformly within a fiscal period and between fiscal periods to account for Gross Proceeds of an issue and any amounts that are in a commingled fund.

     "Costs of Issuance" means all costs incurred in connection with the issuance of the Bonds, other than fees paid to or on behalf of credit enhancers as fees for "qualified guarantees" as defined in (S) 1.148-4(f) of the Regulations or to the Authority as a portion of its higher Yield permitted on the Agreement under (S) 1.148-2(d)(2) of the Regulations. Examples of Costs of Issuance include (but are not limited to):

         (a) underwriter's spread (whether realized directly or derived through purchase of the Bonds at a discount below the price at which a substantial number of the Bonds are sold to the public) or placement agent's fee;

         (b) counsel fees (including bond counsel, underwriter's counsel, placement agent's counsel, issuer's counsel, borrower's counsel, trustee's counsel, and any other specialized counsel fees incurred in connection with the issuance of the Bonds);

         (c) financial advisor fees incurred in connection with the issuance of the Bonds;

         (d) rating agency fees (except for any such fee that is paid in connection with or as a part of the fee for credit enhancement of the Bonds);

         (e) trustee fees incurred in connection with the issuance of the Bonds;

         (f) accountant fees incurred in connection with the issuance of the Bonds;

         (g) printing costs (for the Bonds and of the preliminary and final offering circulars or official statements);

         (h) costs incurred in connection with the required public approval process (e.g., publication costs for public notices generally and costs of the public hearing); and

         (i) Authority fees to cover administrative costs and expenses incurred in connection with the issuance of the Bonds.

     "Costs of Issuance Fund" means the Costs of Issuance Fund established pursuant to the Indenture.

     "Current Outlay of Cash" means an outlay reasonably expected to occur not later than 5 banking days after the date as of which the allocation of Gross Proceeds to the Expenditure is made.


     "Date of Issuance" means October 7, 1998.

     "Discharged" means, with respect to any Bond, the date on which all amounts due with respect to such Bond are actually and unconditionally due, if cash is available at the place of payment, and no interest accrues with respect to such Bond after such date.

     "Economic Accrual Method" (also known as the constant interest method or actuarial method) means the method of computing Yield that is based on the compounding of interest at the end of each compounding period.

     "Expenditure" means a book or record entry which allocates Proceeds of the Bonds in connection with a Current Outlay of Cash.

     "Facilities" means the Manufacturing Facility financed or refinanced with the Proceeds of the Bonds and described in Exhibit A-2 hereto.

     "Fair Market Value" means the price at which a willing buyer would purchase an Investment from a willing seller in a bona fide, arm's-length transaction. Fair Market Value generally is determined on the date on which a contract to purchase or sell the Nonpurpose Investment becomes binding (i.e., the trade date rather than the settlement date). Except as otherwise provided in this definition, an Investment that is not of a type traded on an established securities market (within the meaning of (S) 1273 of the Code), is rebuttably presumed to be acquired or disposed of for a price that is not equal to its Fair Market Value. The Fair Market Value of a United States Treasury obligation that is purchased directly from the United States Treasury is its purchase price.
The following guidelines shall apply for purposes of determining the Fair Market Value of the obligations described below:

         (a) Certificates of Deposit. The purchase of certificates of deposit with fixed interest rates, fixed payment schedules and substantial penalties for early withdrawal will be deemed to be an Investment purchased at its Fair Market Value on the purchase date if the Yield on the certificate of deposit is not less than:

         (i) The Yield on reasonably comparable direct obligations of the United States; and

         (ii) The highest Yield that is published or posted by the provider to be currently available from the provider on reasonably comparable certificates of deposit offered to the public.

     (b) Guaranteed Investment Contracts. A Guaranteed Investment Contract is a Nonpurpose Investment that has specifically negotiated withdrawal or reinvestment provisions and a specifically negotiated interest rate, and also includes any agreement to supply Investments on two or more future dates (e.g., a forward supply contract). The purchase price of a Guaranteed Investment Contract is treated as its Fair Market Value on the purchase date if:

         (i) The Borrower makes a bona fide solicitation for a specified Guaranteed Investment Contract and receives at least three bona fide bids from providers that have no material financial interest in the issue (e.g., as underwriters or brokers);

         (ii) The Borrower purchases the highest-Yielding Guaranteed Investment Contract for which a qualifying bid is made (determined net of broker's fees);

         (iii) The Yield on the Guaranteed Investment Contract (determined net of broker's fees) is not less than the Yield then available from the provider on reasonably comparable Guaranteed Investment Contracts, if any, offered to other persons from a source of funds other than gross proceeds of tax-exempt bonds;

         (iv) The determination of the terms of the Guaranteed Investment Contract takes into account as a significant factor the Borrower's reasonably expected drawdown schedule for the amounts to be invested, exclusive of amounts deposited in debt service funds and reasonably required reserve or replacement funds;

         (v) The terms of the Guaranteed Investment Contract, including collateral security requirements, are reasonable; and

         (vi) The obligor on the Guaranteed Investment Contract certifies the administrative costs that it is paying (or expects to pay) to third parties in connection with the Guaranteed Investment Contract.

     "Final Computation Date" means the date the last Bond is Discharged.

     "Future Value" means the Value of a Receipt or Payment at the end of any interval as determined by using the Economic Accrual Method and equals the Value of that Payment or Receipt when it is paid or received (or treated as paid or received), plus interest assumed to be earned and compounded over the period at a rate equal to the Yield on the Bonds, using the same compounding interval and financial conventions used to compute the Yield on the Bonds.


     "Gross Proceeds" means any Proceeds or Replacement Proceeds of the Bonds.

     "Indenture" means, the Indenture of Trust, dated as of October 1, 1998, between the Authority and the Trustee, and any amendments and supplements thereto.


     "Initial Computation Date" means the date a rebate calculation is required, if any, pursuant to Section 3.03(c) of the Indenture.

     "Installment Computation Date" means the last day of the fifth Bond Year and each succeeding fifth Bond Year as stated in Section 4.01 hereof or the last day of any Bond Year prior to the fifth Bond Year selected by the Borrower.

     "Interest Collateral Account" means the interest bearing deposit account established by the Borrower with the Bank pursuant to Section 2.09 of the Reimbursement Agreement to reimburse the Bank for draws made by the Trustee under the letter of credit to the pay the interest on the Bonds and the principal of the Bonds in connection with the optional redemption of Bonds as required by the Reimbursement Agreement.

     "Investment" means any Purpose Investment or Nonpurpose Investment, including any other tax-exempt bond.

     "Investment Instructions" means the letter of instructions set forth as an exhibit to the No Arbitrage Certificate of the Authority dated the Date of Issuance.

     "Investment Proceeds" means any amounts actually or constructively received from investing Proceeds of the Bonds.

     "Investment-Type Property" means any property, other than property described in (S) 148(b)(2)(A), (B), (C) or (E) of the Code that is held principally as a passive vehicle for the production of income. Except as otherwise provided, a prepayment for property or services is Investment-Type Property if a principal purpose for prepaying is to receive an Investment return from the time the prepayment is made until the time payment otherwise would be made. A prepayment is not Investment-Type Property if--

         (a) The prepayment is made for a substantial business purpose other than Investment return and the issuer has no commercially reasonable alternative to the prepayment, or

         (b) Prepayments on substantially the same terms are made by a substantial percentage of persons who are similarly situated to the issuer but who are not beneficiaries of tax-exempt financing.

     "Issue Price" means, except as otherwise provided, issue price as defined in (S)(S) 1273 and 1274 of the Code. Generally, the Issue Price of bonds that are publicly offered is the first price at which a substantial amount of the bonds is sold to the public. Ten percent is a substantial amount. The public does not include bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers. The Issue Price does not change if part of the issue is later sold at a different price. The Issue Price of bonds that are not substantially identical is determined separately. The Issue Price of bonds for which a bona fide public offering is made is determined as of the sale date based upon reasonable expectations regarding the initial public offering price. If a bond is issued for property, the applicable Federal tax-exempt rate is used in lieu of the Federal rate in determining the Issue Price under (S) 1274 of the Code. The issue price of bonds may not exceed their Fair Market Value as of the sale date. With respect to the Bonds, the Issue Price is $4,000,000.

     "Manufacturing Facility" means a Capital Project that is used in the manufacturing or production of tangible personal property (including the processing resulting in a change in the condition of such property) including facilities that are directly related and ancillary to a Manufacturing Facility if such directly related and ancillary facilities are located on the same site as the Manufacturing Facility and not more than 25% of the proceeds of an issue that finances the Manufacturing Facility are used to provide such directly related and ancillary facilities.

     "Net Sale Proceeds" means Sale Proceeds, less the portion of those Sale Proceeds invested in a reasonably required reserve or replacement fund under (S) 148(d) of the Code and as part of a minor portion under (S) 148(e) of the Code.

     "Nonpurpose Investment" means any security, obligation, annuity contract or Investment type property as defined in (S) 148(b) of the Code, including "specified private activity bonds" as defined in (S) 57(a)(5)(c) of the Code, but excluding all other obligations the interest on which is excludable from federal gross income. The term "Nonpurpose Investment" does not include the Borrower's obligations to make payments to the Authority pursuant to the provisions of the Agreement.

     "Payments" means, for purposes of computing the Rebate Amount, (a) amounts actually or constructively paid to acquire a Nonpurpose Investment (or treated as paid to a commingled fund); (b) for a Nonpurpose Investment that is allocated to an issue on a date after it is actually acquired (e.g., an Investment that becomes allocable to Transferred Proceeds or to Replacement Proceeds) or that becomes subject to the rebate requirement of the Code on a date after it is actually acquired (e.g., an Investment allocated to a reasonably required reserve or replacement fund for a construction issue at the end of the two-year spending period), the Value of that Investment on that date; (c) for a Nonpurpose Investment that was allocated to an issue at the end of the preceding computation period, the Value of that Investment at the beginning of the computation period; (d) on the last day of each Bond Year during which there are amounts allocated to Gross Proceeds of an issue that are subject to the rebate requirement of the Code, and on the final maturity date, a Computation Date Credit; and (e) Yield Reduction Payments on Nonpurpose Investments made pursuant to (S) 1.148-5(c) of the Regulations. For purposes of computing the Yield on an Investment (including the Value of the Investment), Payment means amounts to be actually or constructively paid to acquire the Investment; provided, however, that payments made by a conduit borrower, such as the Borrower, are not treated as paid until the conduit borrower ceases to receive the benefit of earnings on
those amounts.   Payments on Investments, including Guaranteed Investment
Contracts, are adjusted for Qualified Administrative Costs of acquiring a Nonpurpose Investment.

     "Pre-Issuance Accrued Interest" means amounts representing interest that accrued on an obligation for a period not greater than one year before the Date of Issuance but only if those amounts are paid within one year after the Date of Issuance.

     "Principal User" means a person who is a principal owner, principal lessee, a principal output purchaser or "other" principal user and any Related Person to a Principal User. A principal owner is a person who at any time holds more than a 10% ownership interest (by value) in a facility or, if no person holds more than a 10% ownership interest, then the person (or persons in the case of multiple equal owners) who holds the largest ownership interest in the facility. A person is treated as holding an ownership interest if such person is an owner for federal income tax purposes generally. A principal lessee is a person who at any time leases more than 10% of the facility (disregarding portions used by the lessee under a short-term lease). The portion of a facility leased to a lessee is generally determined by reference to its fair rental value. A short-term lease is one which has a term of one year or less, taking into account all options to renew and reasonably anticipated renewals. A principal output purchaser is any person who purchases output of a facility, unless the total output purchased by such person during each one-year period beginning with the date such facility is placed in service is 10% or less of such facility's output during each such period. An "other" principal user is a person who enjoys a use of a facility (other than a short-term use) in a degree comparable to the enjoyment of a principal owner or a principal lessee, taking into account all the relevant facts and circumstances, such as the person's participation in control over use of such facility or its remote or proximate geographic location.

     "Prior Issues" means any issue of tax-exempt obligations (whether or not the issuer of each issue is the same) to which Section 103(b)(6) of the 1954 Code or Section 144(a) of the Code applies.

     "Proceeds" means any Sale Proceeds, Investment Proceeds and Transferred Proceeds of an issue. Proceeds do not include, however, amounts actually or constructively received with respect to a Purpose Investment that are properly allocable to the immaterially higher Yield under (S) 1.148-2(d) of the Regulations or section 143(g) of the Code or to Qualified Administrative Costs recoverable under (S) 1.148-5(e) of the Regulations.


     "Project" has the meaning given to such term in the preambles hereto.

     "Project Fund" means the Project Fund established pursuant to the Indenture.

     "Purchase Fund" means the Purchase Fund established pursuant to the Indenture.

     "Purpose Investment" means an Investment that is acquired to carry out the governmental purpose of an issue. The Agreement constitutes a Purpose Investment.

     "Qualified Administrative Costs" means reasonable, direct administrative costs, other than carrying costs, such as separately stated brokerage or selling commissions, but not legal and accounting fees, recordkeeping, custody and similar costs. General overhead costs and similar indirect costs of the issuer such as employee salaries and office expenses and costs associated with computing the Rebate Amount are not Qualified Administrative Costs. In general, administrative costs are not reasonable unless they are comparable to administrative costs that would be charged for the same Investment or a reasonably comparable Investment if acquired with a source of funds other than Gross Proceeds of tax-exempt bonds.

     "Qualified Hedging Transaction" means a contract which meets the requirements of (S) 1.148-4(h)(2) of the Regulations.

     "Rebate Amount" means the excess of the Future Value of all Receipts on Nonpurpose Investments over the Future Value of all the Payments on Nonpurpose Investments. Future Value is computed as of the Computation Date. Rebate Amount additionally includes any penalties and interest on underpayments reduced for recoveries of overpayments.

     "Rebate Analyst" shall mean the entity chosen by the Borrower and the Authority in accordance with Section 4.06 hereof to determine the amount of required deposits to the Rebate Fund, if any.

     "Rebate Fund" means the Rebate Fund established pursuant to the Indenture.

     "Receipts" means, for purposes of computing the Rebate Amount, (a) amounts actually or constructively received from a Nonpurpose Investment (including amounts treated as received from a commingled fund), such as earnings and return of principal; (b) for a Nonpurpose Investment that ceases to be allocated to an issue before its disposition or redemption date (e.g., an Investment that becomes allocable to Transferred Proceeds of another issue or that ceases to be allocable to the issue pursuant to the universal cap under (S) 1.148-6 of the Regulations) or that ceases to be subject to the rebate requirement of the Code on a date earlier than its disposition or redemption date (e.g., an Investment allocated to a fund initially subject to the rebate requirement of the Code but that subsequently qualifies as a bona fide debt service fund), the Value of that Nonpurpose Investment on that date; and (c) for a Nonpurpose Investment that is held at the end of a computation period, the Value of that Investment at the end of that period. For purposes of computing Yield on an Investment, Receipts means amounts to be actually or constructively received from the Investment, such as earnings and return of principal (including the Value of an Investment). Receipts on Investments, including Guaranteed Investment Contracts, are adjusted (reduced) for Qualified Administrative Costs.

     "Recomputation Event" means a transfer, waiver, modification or similar transaction of any right that is part of the terms of the Bonds or a Qualified Hedging Transaction is entered into, or terminated, in connection with the Bonds.

     "Regulation" or "Regulations" means the temporary, proposed or final Income Tax Regulations promulgated by the Department of the Treasury and applicable to the Bonds, including (S)(S) 1.148-0 through 1.148-11, (S) 1.149 and (S)(S) 1.150-1 and 1.150-2 as issued by the Internal Revenue Service on October 18, 1993 for bonds issued after March 1, 1993, including any amendments made thereto.

     "Related Person" means any person if (a) the relationship to such person would result in a disallowance of loss under Sections 267 or 707(b) of the Code or (b) such person is a member of the same controlled group of corporations (as defined in Section 1563(a) of the Code, except that "more than 50 percent" shall be substituted for "at least 80 percent" each place it appears therein).

     "Replacement Proceeds" means amounts which have a sufficiently direct nexus to the Bonds or to the governmental purpose of the Bonds to conclude that the amounts would have been used for that governmental purpose if the Proceeds of the Bonds were not used or to be used for that governmental purpose, as more fully defined in (S) 1.148-1(c) of the Regulations.

     "Revenue Fund" means the Revenue Fund established pursuant to the Indenture.

     "Sale Proceeds" means any amounts actually or constructively received from the sale of the Bonds, including amounts used to pay underwriters' discount or compensation or placement agent's fee and accrued interest other than Pre-Issuance Accrued Interest.

     "SLGS" means United States Treasury Certificates of Indebtedness, Notes and Bonds State and Local Government Series.

     "Tax Regulatory Agreement" means this Tax Regulatory Agreement.

     "Test-Period Beneficiary" means any person who is an owner or a Principal User of facilities financed by an issue or issues of tax-exempt obligations issued under the 1954 Code or the Code during the three-year period beginning on the later of the date such facilities were placed in service or the date of issuance for such issue or issues of tax-exempt obligations. For purposes of determining whether a person is a Test-Period Beneficiary, all persons who are Related Persons shall be treated as one person.

     "Transferred Proceeds" means Proceeds of a refunding issue which become transferred proceeds of a refunding issue and cease to be Proceeds of a prior issue when Proceeds of the refunding issue discharge any of the outstanding principal amount of the prior issue. The amount of Proceeds of the prior issue that become transferred proceeds of the refunding issue is an amount equal to the Proceeds of the prior issue on the date of that discharge multiplied by a fraction:

         (a) The numerator of which is the principal amount of the prior issue discharged with Proceeds of the refunding issue on the date of that discharge; and

         (b) The denominator of which is the total outstanding principal amount of the prior issue on the date immediately before the date of that discharge.

     "Universal Cap" means the Value of all outstanding Bonds.

     "Value" means Value as determined under (S) 1.148-4(e) of the Regulations for a Bond and Value determined under (S) 1.148-5(d) of the Regulations for an Investment.

     "Yield" means, for purposes of determining the Yield on the Bonds, the Yield computed under the Economic Accrual Method using consistently applied compounding intervals of not more than one year. A short first compounding interval and a short last compounding interval may be used. Yield is expressed as an annual percentage rate that is calculated to at least four decimal places (e.g., 5.2525%). Other reasonable, standard financial conventions, such as the 30 days per month/360 days per year convention, may be used in computing Yield but must be consistently applied. The Yield on an issue that would be a Purpose Investment (absent (S) 148(b)(3)(A) of the Code) is equal to the Yield on the conduit financing issue that financed that Purpose Investment. The Yield on a fixed yield issue is the discount rate that, when used in computing the present Value as of the issue date of all unconditionally payable payments of principal, interest and fees for qualified guarantees on the issue and amounts reasonably expected to be paid as fees for qualified guarantees on the issue, produces an amount equal to the present Value, using the same discount rate, of the aggregate issue price of bonds of the issue as of the issue date. In the case of obligations purchased or sold at a substantial discount or premium, the Regulations prescribe certain special Yield calculation rules. For purposes of determining the Yield on an Investment, the Yield computed under the Economic Accrual Method, using the same compounding interval and financial conventions, shall be used to compute the Yield on the Bonds.

     The Yield on an Investment allocated to the Bonds is the discount rate that, when used in computing the present Value as of the date the Investment is first allocated to the issue of all unconditionally payable receipts from the Investment, produces an amount equal to the present Value of all unconditionally payable payments for the Investment. The Yield on an Investment shall not be adjusted by any hedging transaction entered into in connection with such Investment unless the Authority, the Trustee and the Borrower have received an opinion of Bond Counsel that such an adjustment is permitted by the Regulations. Yield shall be calculated separately for each Class of Investments.

     "Yield Reduction Payment" means a payment to the United States with respect to an Investment which is treated as a Payment for that Investment that reduces the Yield on that Investment in accordance with (S) 1.148-5(c) of the Regulations. Yield Reduction Payments include Rebate Amounts paid to the United States.

     "1954 Code" means the Internal Revenue Code of 1954, as amended, as in effect on the effective date of the Code.

     Section 1.02. Reliance on Borrower's Information. Bond Counsel and the Authority shall be permitted to rely upon the contents of any certification, document or instructions provided pursuant to this Tax Regulatory Agreement and shall not be responsible or liable in any way for the accuracy of their contents or the failure of the Borrower to deliver any required information.

                                  ARTICLE II

                    CERTAIN REPRESENTATIONS BY THE BORROWER

     Section 2.01. Description of the Project and Description of the Facilities. The Borrower hereby represents and warrants for the benefit of the Authority, the Trustee and the registered owners of the Bonds that:

         (a) The description of the Project set forth in the preambles hereto and the description of the Facilities set forth in Exhibit A-2 hereto are true and accurate.

         (b) The Facilities constitute a Manufacturing Facility of pepperoni, sausage and other meat products or facilities directly related and ancillary to such Manufacturing Facility.

         (c) The portion of the Facilities which constitutes directly related and ancillary facilities serves solely the manufacturing portion of the Facilities, is on the same site as the manufacturing portion of the Facilities and is financed with not more than 25% of the net Proceeds of the Bonds. In addition, with respect to the portion of the Facilities to be used for offices, not more than a de minimis amount of the functions to be performed at such offices is not directly related to day-to-day operations of the Facilities (e.g., a salesman's office is not related to day-to-day operations of the Facilities).

     Section 2.02. Capital Expenditures. The Borrower hereby represents and warrants for the benefit of the Authority, the Trustee and the registered owners of the Bonds that:

         (a) During the period beginning three years before the Date of Issuance and ending on the Date of Issuance, the aggregate amount of Capital Expenditures (including any expenditure that was or could have been treated as a Capital Expenditure under any rule or election under the Code) paid or incurred, excluding those to be paid or reimbursed with Proceeds of the Bonds, with respect to (i) facilities located in the incorporated municipality (or unincorporated county) in which the Facilities are located and (ii) the Principal User of which was or is the Borrower, any other Principal User of the Facilities or any Related Person thereto, was $262,000.

         (b) During the period beginning on the Date of Issuance and ending on the date three years after the Date of Issuance, the aggregate amount of Capital Expenditures (including any expenditure that was or could have been treated as a Capital Expenditure under any rule or election under the Code) expected to be incurred, excluding those to be paid or reimbursed with Proceeds of the Bonds, with respect to (i) facilities located in the incorporated municipality (or unincorporated county) in which the Facilities are located and (ii) the Principal User of which was or is the Borrower, any other Principal User of the Facilities or any Related Person thereto, is anticipated to be $4,630,000.

         (c) The amount of capitalized interest to be paid on all financings for the Facilities excluding that paid from Proceeds of the Bonds is $200,000. The amount of capitalized interest to be paid in connection with the Facilities paid from Proceeds of the Bonds is $30,000.

         (d) The sum of (i) the Capital Expenditures described in paragraph (a) above plus (ii) the actual Capital Expenditures to be incurred as described in paragraphs (b) and (c) plus (iii) the aggregate outstanding amount of all $1 million or $10 million exempt small issues set forth in Section 2.03(a) below plus (iv) the greater of the Issue Price or the par amount of the Bonds shall not exceed $10 million.

         (e) The information contained in subsections (a), (b), (c) and (d) above, which has been provided to the Authority to enable the Authority to elect to qualify the Bonds for the $10,000,000 exemption afforded by
     Section 144(a)(4) of the Code, is true, accurate and complete. The Authority hereby elects to issue the Bonds pursuant to the exemption afforded by Section 144(a)(4) of the Code.

         (f) The Facilities will not be sold, leased or the use otherwise transferred to a person other than the Borrower, any other Principal User of the Facilities or any Related Person thereto identified as of the Date of Issuance during the three-year period ending three years after the Date of Issuance, unless the Borrower has received an approving opinion of Bond Counsel to the effect that such sale, lease or transfer will not adversely affect the tax-exempt status of the Bonds.

     Section 2.03. Prior Issues and $40 Million Limit. The Borrower hereby represents and warrants for the benefit of the Authority, the Trustee and the registered owners of the Bonds that:

         (a) The aggregate face amount of all Prior Issues outstanding as of the Date of Issuance, the proceeds of which were or will be used to any extent with respect to facilities located in the incorporated municipality (or unincorporated county) in which the Facilities are located and the Principal Users of such facilities are the Borrower, any other Principal User of the Facilities or any Related Person thereto, is $-0-.

         (b) The aggregate face amount of all Prior Issues and all exempt facility bonds, qualified redevelopment bonds and industrial development bonds as defined in the 1954 Code or the Code outstanding as of the Date of Issuance, the proceeds of which were used by or were allocated to the Borrower, any other Principal User of the Facilities or any Related Person thereto as a Test-Period Beneficiary is $-0-.

Section 2.04. Federal Tax Return Information. The Facilities have a SIC Code Number of 2013. The Borrower files its federal income tax return at the Internal Revenue Service Center in Fresno, California. The federal employer identification number of the Borrower is 95-2782215.

Section 2.05. Composite Issues. The Borrower hereby represents and warrants for the benefit of the Authority, the Trustee and the registered owners of the Bonds that:

         (a) During the period beginning 15 days prior to the sale date of the Bonds and ending 15 days thereafter none of the Borrower, any other Principal User of the Facilities or any Related Person thereto sold, guaranteed, arranged, participated in, assisted with, borrowed the proceeds of, or leased facilities financed by obligations issued under Section 103 of the 1954 Code or Section 103 of the Code by any state or local governmental unit or any constituted authority empowered to issue obligations by or on behalf of any state or local governmental unit.

         (b) During the period commencing on the Date of Issuance and ending 15 days thereafter, there will be no obligations sold or issued under Section 103 of the 1954 Code or the Code that are guaranteed by the Borrower, any other Principal User of the

     Facilities or any Related Person or which are issued with the assistance or participation of, or by arrangement with, the Borrower, any other Principal User of the Facilities or any Related Person without the written opinion of Bond Counsel to the effect that the issuance of such obligations will not adversely affect their opinion as to the exclusion from gross income for federal income tax purposes of interest with respect to the Bonds.

         (c) Other than the Borrower, any other Principal User of the Facilities or any Related Person, no person (or Related Person to such other person) has (i) guaranteed, arranged, participated in, assisted with the issuance of, or paid any portion of the Costs of Issuance of the Bonds or (ii) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the Code) which is to be used in connection with the Facilities.

     Section 2.06. Prohibited Uses. The Borrower hereby represents and warrants for the benefit of the Authority, the Trustee and the registered owners of the Bonds that no portion of the Proceeds of the Bonds is being used to provide a facility, a purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment. No portion of the proceeds of the Bonds is being used to provide any private or commercial golf course, country club, health club, massage parlor, tennis club, skating facility (including roller skating, skateboarding and ice skating), racquet sports facility (including any handball, squash or racquetball court), hot tub facility, suntan facility, racetrack, skybox or other luxury box, airplane, store the principal business of which is the sale of alcoholic beverages for consumption off premises, or facility used primarily for gambling. No portion of the Proceeds of the Bonds is being used directly or indirectly to provide residential real property for single- or multi-family units.

     Section 2.07. No Composite Project. The Borrower hereby represents and warrants for the benefit of the Authority, the Trustee and the registered owners of the Bonds that the Facilities are a stand-alone Manufacturing Facility unconnected to any other facility and do not share any portion of substantial common facilities with any other building (other than the Facilities), (b) an enclosed shopping mall or (c) a strip of offices, stores or warehouses.

     Section 2.08. Acquisition of Existing Property. The Borrower hereby represents and warrants for the benefit of the Authority, the Trustee and the registered owners of the Bonds that no portion of the Proceeds of the Bonds will be used to pay the cost of acquisition of real property (other than land or any interest therein) the first use of which will not be pursuant to the acquisition with the Proceeds of the Bonds.

     Section 2.09. Land Acquisition Limit and No Acquisition of Farmland. The Borrower hereby represents and warrants for the benefit of the Authority, the Trustee and the registered owners of the Bonds that:

         (a) The amount of Proceeds of the Bonds expended for land will not exceed $484,000, which is not greater than 25% of the Proceeds of the Bonds.

         (b) No portion of the Proceeds of the Bonds will be used directly or indirectly for the acquisition of land or any interest therein to be used for the purpose of farming.

     Section 2.10. Representations by the Borrower for Purposes of IRS Form 8038. Section 149(e) of the Code requires as a condition to qualification for tax-exemption that the Authority provide to the Secretary of the Treasury certain information with respect to the Bonds and the application of the proceeds derived therefrom. The following representations of the Borrower will be relied upon by the Authority and Bond Counsel in satisfying this information reporting requirement. Accordingly, the Borrower hereby represents, covenants and warrants to the best of its knowledge, for the benefit of the Authority, Bond Counsel and the registered owners of the Bonds, the truth and accuracy of
(c) through (t) below:


(a)  Authority's employer identification number....................................... 68-0304653

(b)  Number of 8038 reports previously filed by the Authority this calendar year.............. 17

(c)  Issue price of the Bonds......................................................... $4,000,000

(d)  Proceeds used for Accrued Interest....................................................... $0

(e)  Costs of Issuance (including Underwriter's Discount)................................ $80,000

(f)  Reasonably required Reserve Fund Deposits................................................ $0

(g)  Proceeds used for Credit Enhancement..................................................... $0

(h)  Proceeds used to refund prior issue...................................................... $0

(i)  Nonrefunding Proceeds............................................................ $3,920,000

(j)  Date of final maturity of the Bonds......................................... October 1, 2023

(k)  Interest Rate on the final maturity of the Bonds......................................... VR

(l)  Issue price of the final maturity of the Bonds................................... $4,000,000

(m)  Issue price on the entire issue of the Bonds..................................... $4,000,000

(n)  Stated redemption price at maturity of the final maturity of the Bonds........... $4,000,000

(o)  Stated redemption price at maturity of the entire issue of the Bonds............. $4,000,000

(p)  Weighted average maturity of the entire issue of the Bonds.................... 24.9836 years

(q)  Yield on the entire issue of the Bonds................................................... VR

(r)  Net interest cost for the entire issue of the Bonds...................................... VR

(s)  The Standard Industrial Classification Code(s) for the Facilities is................... 2013

(t)  Type of Property financed by Nonrefunding Proceeds of the Bonds:


     Land............................................................................... $484,000

     Buildings........................................................................ $3,436,000

     Equipment with recovery period of more than 5 years...................................... $0

     Equipment with recovery period of 5 years or less........................................ $0

     Other.................................................................................... $0

          Total....................................................................... $3,920,000
                                                                                       ==========

                                  ARTICLE III

                              USE OF BOND PROCEEDS

     Section 3.01. Anticipated Use of Proceeds. The Borrower covenants, represents and warrants for the benefit of the Authority, the Trustee and the registered owners of the Bonds that the Proceeds of the Bonds will be used in the manner set forth in Exhibit A-2 hereto and that the Proceeds of the Bonds will be invested in accordance with the Investment Instructions.

     Section 3.02. Certification as to Costs of the Project. The Borrower hereby certifies, with respect to the amounts shown in Exhibit A-1, that such amounts consist only of costs which are directly related to and necessary for the financing of the Project.

                                  ARTICLE IV

                                   ARBITRAGE

     Section 4.01. Arbitrage Representations and Elections. In connection with the issuance of the Bonds, the Borrower hereby represents, certifies and warrants as follows:

         (a) The Borrower has entered into contracts with third parties for the acquisition, construction and equipping of the Facilities obligating an expenditure in excess of 5% of the Net Sale Proceeds of the Bonds and the Borrower will proceed with due diligence in completing the Facilities and in allocating the Net Sale Proceeds of the Bonds to such Expenditures.

         (b) The Borrower will use a reasonable, Consistently Applied Accounting Method to account for Gross Proceeds, Investments and Expenditures for the Bonds. The Borrower shall additionally use a Consistently Applied Accounting Method for allocating Proceeds of the Bonds to Expenditures, subject to the Current Outlay of Cash rule.

         (c) The Borrower shall not commingle Proceeds of the Bonds with any other funds.

         (d) In connection with the Bonds, there has not been created or established and the Borrower does not expect that there will be created or established, any sinking fund, pledged fund or similar fund (other than as specifically identified in the Indenture), including without limitation any arrangement under which money, securities or obligations are pledged directly or indirectly to secure the Bonds or any contract securing the Bonds or any arrangement providing for compensating or minimum balances to be maintained by the Borrower with any registered owner or credit enhancer of the Bonds, except the Interest Collateral Account.

         (e) The allocation of Net Proceeds of the Bonds to the reimbursement portion of the costs of the Facilities will be made as of and completed on the Date of Issuance. The declaration of official intent required by (S) 1.150-2 of the Regulations with respect to Net Proceeds of the Bonds used to reimburse the Borrower for certain Capital Expenditures made in connection with the Facilities is attached hereto as Exhibit D.

         (f) The Borrower reasonably expects that 85% of the Net Sale Proceeds of the Bonds will be used to complete the Facilities within three years of the Date of Issuance and not more than 50% of the Proceeds of the Bonds will be invested in Nonpurpose Investments having a substantially guaranteed Yield for four years or more. The Borrower reasonably expects that the Net Sale Proceeds of the Bonds deposited to the Project Fund will be expended in accordance with the schedule contained in the No Arbitrage Certificate executed and delivered by the Authority in connection with the issuance and delivery of the Bonds.

         (g) All funds and accounts established pursuant to the Indenture will be invested pursuant to the No Arbitrage Certificate executed by the Authority on the Date of Issuance and the Investment Instructions delivered to the Authority and the Borrower on the Date of Issuance.

         (h) The Borrower will not enter into and will not direct the Trustee to engage in any Abusive Arbitrage Devises. If the Borrower directs the Trustee to invest any of the Gross Proceeds in certificates of deposit or pursuant to an investment contract or a certificate of deposit, the Borrower will obtain and provide to the Trustee certifications in the form attached hereto as Exhibit B.

         (i) The Borrower hereby makes, and the Authority hereby accepts, the following elections and other choices pursuant to the Regulations with respect to the Bonds:

              (i) The Borrower elects the bond year stated in the definition of the Bond Year.

              (ii) The Borrower elects to avail itself of all unrestricted yield investments granted in the Regulations for temporary period, reasonably required reserve fund and minor portion investments.

              (iii) The Borrower elects to treat the last day of the fifth Bond Year (September 30, 2003) as the initial Installment Computation Date and the initial rebate payment date. The Borrower elects to treat the last day of each subsequent fifth Bond Year as subsequent Installment Computation Dates and subsequent rebate payment dates. The Borrower may change or adjust such dates as permitted by the Regulations.

              (iv) With respect to the Universal Cap, the Borrower as of the Date of Issuance does not expect that the operation of the Universal Cap will result in a reduction or reallocation of Gross Proceeds of the Bonds and that the Borrower (A) does not expect to pledge funds (other than those described in the Indenture) to the payment of the Bonds; (B) expects to expend Sale Proceeds of the Bonds within the expected temporary periods; and (C) does not expect to retire any of the Bonds earlier than shown in the Yield computations for the Bonds pursuant to this Article IV.

Section 4.02.    Arbitrage Compliance.

     (a) The Borrower and the Authority acknowledge that the continued exclusion of interest on the Bonds from gross income of the recipients thereof for purposes of federal income taxation depends, in part, upon compliance with the arbitrage limitations imposed by (S) 148 of the Code, including the rebate requirement described in Section 4.03 below. The Borrower and the Authority hereby agree and covenant that they shall not permit at any time or times any of the Proceeds of the Bonds or other funds of the Borrower to be used, directly or indirectly, to acquire any asset or obligation, the acquisition of which would cause the Bonds to be "arbitrage bonds" for purposes of (S) 148 of the Code. The Borrower further agrees and covenants that it shall, to the extent that any Proceeds of the Bonds are invested in any Investment which is not Investment Securities, do and perform all acts and things necessary in order to ensure that the requirements of (S) 148 of the Code and the Regulations are met. To the extent that Proceeds of the Bonds are invested in any Investment which is not an Investment Security, the Borrower shall retain, at its own expense, a Rebate Analyst to make such determinations and calculations as may be necessary in order to ensure that the Borrower takes the actions described in Sections 4.02 through 4.06 hereof with respect to the Investment of Gross Proceeds on deposit in the funds and accounts established under the Indenture. If the Borrower fails to retain such a Rebate Analyst, the Authority shall, upon being notified in writing of such failure, at the Borrower's expense, retain such a Rebate Analyst. The Borrower shall direct the Trustee to make the required transfers and dispositions described in Sections 4.02, 4.03 and 4.04 hereof, and the Trustee may rely upon information provided by the Borrower.

     (b) The Revenue Fund and the Purchase Fund will be used primarily to achieve a proper matching of revenues and debt service on the Bonds within each Bond Year. With respect to the Revenue Fund and the Purchase Fund: (i) to the extent amounts are deposited therein, the Revenue Fund and the Purchase Fund will be depleted at least once a year except for a carryover amount not to exceed in the aggregate the greater of one-twelfth of the principal and interest payments on the Bonds for the immediately preceding Bond Year or the earnings on the Revenue Fund and the Purchase Fund for the immediately preceding Bond Year; (ii) any amounts contributed to the Revenue Fund and the Purchase Fund will be spent within thirteen (13) months of the date of such contribution to pay debt service on the Bonds; and (iii) any amount received from the investment or reinvestment of moneys held in the Revenue Fund and the Purchase Fund will be spent within one year of receipt thereof, all in accordance with the Indenture. To the extent the provisions of this Section 4.2(b) are satisfied, amounts in the Revenue Fund and the Purchase Fund will be invested without regard to yield and no rebate calculations will need to be made with respect to any moneys in the Revenue Fund or the Purchase Fund during any Bond Year; provided, however, that the total earnings on Nonpurpose Investments held in the Revenue Fund and the Purchase Fund do not exceed $100,000.

     (c) In general, no rebate calculations will be required with respect to Sale Proceeds or Investment Proceeds if at least 15% of expected Gross Proceeds actually are spent within six (6) months after the Date of Issuance, at least 60% of expected Gross Proceeds actually are spent within twelve (12) months after the Date of Issuance, and 100% of actual Gross Proceeds actually are spent within eighteen (18) months after the Date of Issuance. The requirement that 100% of actual Gross Proceeds be spent within eighteen (18) months after the Date of Issuance will be met if at least 95% of Gross Proceeds is spent within eighteen (18) months and the remainder is held as a reasonable retainage and such remainder is spent within thirty months after the Date of Issuance.

Section 4.03.    Calculation of Rebate Amount.

     (a) (S) 148(f) of the Code requires the payment to the United States of the Rebate Amount. Except as provided below, the Revenue Fund, the Project Fund, the Costs of Issuance Fund, the Rebate Fund, the Interest Collateral Account and all other funds or accounts treated as containing Gross Proceeds, are subject to this rebate requirement.

     (b) In accordance with the requirements set out in the Code and pursuant to the Indenture, the Authority has created the Rebate Fund, to be held by the Trustee, in its capacity as Trustee under the Indenture, and used as provided in this Section.

          (i) On or before 25 days following each Computation Date, upon the Borrower's written direction, an amount shall be deposited to the Rebate Fund by the Trustee from source or sources stated in such direction so that the balance of the Rebate Fund shall equal the aggregate Rebate Amount as of such determination date.

          (ii) Amounts deposited in the Rebate Fund shall be invested in accordance with the Investment Instructions by the Trustee at the written direction of the Borrower.

          (iii) All money at any time deposited in the Rebate Fund shall be held by the Trustee, to the extent required by this Tax Regulatory Agreement and the

     Indenture, for payment to the United States of America of the Rebate Amount. All amounts deposited into or on deposit in the Rebate Fund shall be governed by this Tax Regulatory Agreement.


          (iv) For purposes of crediting amounts to the Rebate Fund or withdrawing amounts from the Rebate Fund, Nonpurpose Investments shall be valued in the manner provided in this Article.

     (c) In order to meet the rebate requirement of (S) 148(f) of the Code, the Borrower agrees and covenants to take, or cause to be taken by the Trustee or the Rebate Analyst described in Section 4.06 hereof, as appropriate, the following actions:

          (i)  For each Investment of amounts held with respect to the Bonds in
     (A) the Revenue Fund, (B) the Purchase Fund, (C) the Project Fund, (D) the Costs of Issuance Fund and (E) the Rebate Fund, the Trustee shall record the purchase date of such Investment, its purchase price, accrued interest due on its purchase date, its face amount, its coupon rate, its Yield, the frequency of its interest payment, its disposition price, accrued interest due on its disposition date and its disposition date. The Rebate Analyst retained by the Borrower shall determine the Fair Market Value for such Investments and the Yield thereon as may be required by the Regulations. The Yield for an Investment shall be calculated by using the method set forth in the Regulations.

          (ii) For each Computation Date specified in paragraph (iii) below, the Rebate Analyst shall compute the Yield on the Bonds as required by the Regulations based on the definition of issue price contained in Section 148(h) of the Code and the Regulations. The Bonds are a variable rate issue and accordingly the yield on the Bonds cannot be determined at this time. The Yield on the Bonds shall be calculated by the Rebate Analyst at such time in order to comply with this Tax Regulatory Agreement and the Regulations based on the definitions of issue price contained in Section 148(h) of the Code using payments or prepayments of the principal of, premium, if any, and interest on the Bonds required by the Regulations. For purposes of this Tax Regulatory Agreement the initial offering price to the public (not including bond houses and brokers, or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which a substantial amount of the Bonds were sold is the Issue Price. Any reasonable amounts paid for credit enhancement have been and may generally be treated as interest on the Bonds for purposes of Yield computation to the extent permitted by the Regulations.

          (iii)  Subject to the special rules set forth in paragraphs (iv) and
     (v) below, the Rebate Analyst shall determine the amount of earnings received on all Nonpurpose Investments described in paragraph (i) above, for each Computation Date. In addition, where Nonpurpose Investments are retained by the Trustee after retirement of the Bonds, any unrealized gains or losses as of the date of retirement of the Bonds must be taken into account in calculating the earnings on such Nonpurpose Investments to the extent required by the Regulations.

          (iv) In determining the Rebate Amount computed pursuant to this Section, (A) all earnings on any bona fide debt service fund (including the Revenue Fund, the Purchase Fund and the Interest Collateral Account) shall not be taken into account for any Bond Year during which the gross earnings of such funds total less than $100,000, (B) the Universal Cap applicable to the Bonds pursuant to (S) 1.148-6(b)(2) of the Regulations shall be taken into account, (C) all of the Borrower's elections and other choices set forth in Section 4.01 hereof shall be taken into account and (D) all spending exceptions to rebate met by the Borrower shall be taken into account.

          (v) For each Computation Date specified in paragraph (iii) above, the Rebate Analyst shall calculate for each Investment described in paragraphs
     (i) and (iii) above, an amount equal to the earnings which would have been received on such Investment at an interest rate equal to the Yield on the Bonds as described in paragraph (ii) above. The method of calculation shall follow that set forth in the Regulations.

          (vi) For each Computation Date, the Rebate Analyst shall determine the amount of earnings received on all Investments held in the Rebate Fund for the Computation Date. The method of calculation shall follow that set forth in the Regulations.

          (vii) For each Computation Date, the Rebate Analyst shall calculate the Rebate Amount, by any appropriate method to be described in the Code and Regulations applicable or which becomes applicable to the Bonds. The determination of the Rebate Amount shall account for the amount (to be rounded down to the nearest multiple of $100) equal to the sum of all amounts determined in paragraph (iii), all amounts determined in paragraphs
     (v) and (vi), and less any amount which has previously been paid to the United States pursuant to Section 4.04 below. The Rebate Analyst shall notify the Trustee of the Rebate Amount.

          (viii) If the Rebate Amount exceeds the amount on deposit in the Rebate Fund, the Borrower shall immediately pay such amount to the Trustee for deposit into the Rebate Fund.



Section 4.04.    Payment to United States.

     (a) Not later than sixty (60) days after each Installment Computation Date (or such longer period as may be permitted by the Regulations), the Trustee shall pay to the United States an amount that, when added to the Future Value as of such Computation Date of previous rebate payments made for the Bonds, equals at least ninety percent (90%) of the Rebate Amount required to be on deposit in the Rebate Fund as of such payment date. No later than sixty (60) days after the Final Computation Date the Trustee shall pay to the United States an amount that, when added to the Future Value as of such Computation Date of previous rebate payments made for the Bonds, equals at least one hundred percent (100%) of the balance remaining in the Rebate Fund.

          (b) The Trustee shall mail each payment of an installment to the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255. Each payment shall be accompanied by Internal Revenue Form 8038-T, and, if necessary, a statement summarizing the determination of the Rebate Amount.

          (c) If on any Computation Date, the aggregate amount earned on Nonpurpose Investments in which the Gross Proceeds of the Bonds are invested is less the amount that would have been earned if the obligations had been invested at a rate equal to the Yield on the Bonds as determined in Section 4.03 hereof, such deficit may at the written request of the Borrower be withdrawn from the Rebate Fund and paid to the Borrower or as the Borrower shall direct. The Borrower may direct that any overpayment of rebate may be recovered from any Rebate Amount previously paid to the United States pursuant to (S) 1.148-3(i) of the Regulations.

          (d) The Borrower shall also pay any penalty or interest on underpayments of Rebate Amount not paid in a timely manner pursuant to this Tax Regulatory Agreement, the Code and the Regulations.

     Section 4.05. Recordkeeping. In connection with the rebate requirement, the Borrower and the Trustee shall maintain the following records:

          (a) The Borrower and the Trustee shall record all amounts paid to the United States pursuant to Section 4.04 hereof. The Trustee shall furnish to the Authority and the Borrower copies of any materials filed with the Internal Revenue Service pertaining thereto and shall provide the Authority and the Borrower with all records in its possession that the Authority, the Borrower or the Rebate Analyst may request relating to the calculation of any Rebate Amount.

          (b) The Borrower and the Trustee shall retain records of the rebate calculations until six years after the retirement of the last obligation of the Bonds.


     Section 4.06.    Rebate Analyst.

          (a)  To the extent required to comply with the provisions of Section
     4.02 hereof, the Borrower shall appoint a Rebate Analyst and any successor Rebate Analyst for the Bonds reasonably acceptable to the Authority, subject to the conditions set forth in this Section. The Rebate Analyst and each successor Rebate Analyst shall signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Trustee, the Authority and the Borrower under which such Rebate Analyst will agree to discharge its duties pursuant to this Tax Regulatory Agreement in a manner consistent with prudent industry practice.

          (b) The Rebate Analyst may at any time resign and be discharged of the duties and obligations created by this Tax Regulatory Agreement by giving notice to the Trustee, the Authority and the Borrower. The Rebate Analyst may be removed at any time by an instrument signed by the Authority and the Borrower and filed with the Authority, the Borrower and the Trustee. The Borrower and the Authority shall, upon the resignation or removal of the Rebate Analyst, appoint a successor Rebate Analyst.

          (c) Each successor Rebate Analyst appointed pursuant to this Section shall be either a firm of independent accountants or Bond Counsel or another entity experienced in calculating rebate payments required by (S) 148(f) of the Code.

          (d) In order to provide for the administration of the matters pertaining to arbitrage rebate calculations set forth herein, and in the Investment Instructions and No Arbitrage Certificate, the Trustee, the Borrower and the Authority may provide for the employment of the Rebate Analyst on or prior to September 30, 2003. The Trustee and the Authority may rely conclusively upon and shall be fully protected from all liability in relying upon the opinions, calculations, determinations, directions and advice of the Rebate Analyst. The charges and fees for such Rebate Analyst shall be paid by the Borrower upon presentation of an invoice for services rendered in connection therewith.

                                   ARTICLE V

                              COMPLIANCE WITH CODE

     In order to ensure that interest on the Bonds is excludable from the gross income of the recipients thereof for purposes of federal income taxation, the Borrower hereby represents and covenants as follows:

          (a) The Average Maturity of the Bonds does not exceed 120% of the Average Economic Life of the Facilities within the meaning of (S) 147(b) of the Code as set forth in Exhibit C hereto.

          (b) The Bonds are not and shall not become directly or indirectly "federally guaranteed." Unless otherwise excepted under (S) 149(b) of the Code, the Bonds will be considered "federally guaranteed" if (i) the payment of principal and interest with respect to the Bonds is guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof), (ii) 5% or more of the Proceeds of the Bonds is
     (A) to be used in making loans, the payment of principal or interest with respect to which are to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof) or (B) to be invested (directly or indirectly) in federally insured deposits or accounts or (iii) the payment of principal or interest on the Bonds is otherwise indirectly guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof).

          (c) The Borrower will provide to the Authority all information necessary to enable the Authority to complete and file Internal Revenue Forms 8038 and 8038-T pursuant to (S) 149(e) of the Code.

          (d) As required by (S) 147(f) of the Code, the Bonds and the Project were the subject of a public hearing held on March 20, 1998, which was preceded by reasonable public notice.

          (e) The Borrower will comply with, and make all filings required by, all effective rules, rulings or regulations promulgated by the Department of the Treasury or IRS with respect to obligations described in (S)(S) 103 and 144 of the Code, such as the Bonds.

          (f) The Borrower agrees to rebate all amounts required to be rebated to the United States of America pursuant to (S) 148(f) of the Code. The Borrower agrees to provide any instructions to the Trustee that are necessary to satisfy the requirements of (S) 148(f) of the Code. The Borrower will not deposit or instruct the Trustee to deposit amounts in the Rebate Fund in excess of the amounts reasonably expected to be needed to make the payments to the United States as required by (S) 148(f) of the Code.

          (g) The Sale Proceeds of the Bonds and any Investment Proceeds will be expended for the purposes set forth in the Agreement and in the Indenture and no amount of such Proceeds of the Bonds in excess of 2% of the Sale Proceeds of the Bonds will be expended to pay the costs of issuing the Bonds within the meaning of (S) 147(g) of the Code.

          (h) The Authority shall not sell any other tax-exempt obligations within 15 days of the sale date of the Bonds pursuant to the same plan of financing with the Bonds and payable from substantially the same source of funds, determined without regard to qualified guaranties from unrelated parties and used to pay the Bonds.

          (i) The Bonds were approved by the Governor of the State of California following the public hearing referred to in (d) above.

                                  ARTICLE VI

                        TERM OF TAX REGULATORY AGREEMENT

     This Tax Regulatory Agreement shall be effective from the Date of Issuance through the date that the last Bond is redeemed, paid or deemed paid pursuant to the terms of the Indenture, except that the requirements of Section 4.05 hereof shall survive until six years after the retirement of the last obligations of the Bonds.

                                  ARTICLE VII

                                   AMENDMENTS

     Notwithstanding any other provision hereof, any provision of this Tax Regulatory Agreement may be deleted or modified at any time at the option of the Borrower, with the consent of the Authority, if the Borrower has provided to the Trustee and the Authority an opinion, in form and substance satisfactory to the Trustee and the Authority, of Bond Counsel that such deletion or modification will not adversely affect the exclusion of interest on the Bonds from the gross income of the recipients thereof for purposes of federal income taxation.

                                 ARTICLE VIII

                          EVENTS OF DEFAULT, REMEDIES

     Section 8.01. Events of Default. The failure of any party to this Tax Regulatory Agreement to perform any of its required duties under any provision hereof shall constitute an Event of Default under this Tax Regulatory Agreement and under the Indenture.

     Section 8.02. Remedies for an Event of Default. Upon an occurrence of an Event of Default under Section 8.01 hereof, the Authority or the Trustee may in their discretion, proceed to protect and enforce their rights and the rights of the registered owners of the Bonds by pursuing any available remedy under the Indenture or by pursuing any other available remedy, including, but not limited to, a suit at law or in equity.

     IN WITNESS WHEREOF, the Authority, the Borrower and the Trustee have caused this Tax Regulatory Agreement to be executed in their respective names and by their proper officers thereunto duly authorized, all as of the day and year first written above.


                                          CALIFORNIA ECONOMIC
                                          DEVELOPMENT FINANCING
                                          AUTHORITY

Attest:


                                          By /s/ Illegible Signature
                                             ____________________________
                                             Chair


By Blake Fowler
   _____________________
   Secretary

                                          PROVENA FOODS INC.


                                          By    Thomas J. Mulroney
                                             ____________________________
                                          Name  Thomas J. Mulroney
                                               __________________________
                                          Title CFO
                                                _________________________


                                          U.S. BANK TRUST NATIONAL
                                          ASSOCIATION, as Trustee



                                          By   Celia Crom
                                             ____________________________
                                          Name Celia Crom
                                               __________________________
                                          Title Trust Officer
                                                _________________________




                 [Signature Page to Tax Regulatory Agreement]

                                  EXHIBIT A-1


                           SOURCES AND USES OF FUNDS


     1. Amount received from the sale of the Bonds (exclusive of accrued interest) is as follows:


     Face amount of the Bonds...........................   $4,000,000
     Less:  Underwriters' discount......................   $        0
     Total amount received from the sale of the Bonds...   $4,000,000

     2. Proceeds of the Bonds totaling $3,920,000, representing 100% of the Net Sale Proceeds of the Bonds after deduction of the amounts described in 3 below will be deposited to the Project Fund

     3. $80,000 of the Bond proceeds will be deposited in the Costs of Issuance Fund to pay a portion of the Costs of Issuance of the Bonds.


                       Estimated Use of Substantially all
                             of the Proceeds of the
                                     Bonds


(1)  Issue price of Bonds................................. $4,000,000
(2)  Substantially All Factor..................................  .95%
(3)  Total................................................ $3,800,000
                                                           ==========
(4)  Amount paid for qualified Project Costs*
     (including interest during construction, if any)      $3,920,000

Note: All investment earnings, if any, on the Bond proceeds will be used for qualified Project Costs (including interest during construction, if any).



*Qualified Project Costs:


     Land                     $484,000
     Building                 $3,920,000

                                  EXHIBIT A-2

                 PROPERTY FINANCED OR REFINANCED BY THE BONDS


1. Acquisition of the real property located in the Crossroads Commercial Industrial Park, Lathrop, California $484,000.

2.  Construction of meat processing facility $3,436,000.

                                  EXHIBIT B-1


                         FORM OF PROVIDER CERTIFICATION
                          FOR A CERTIFICATE OF DEPOSIT


     I, [Name], [Position], of [Entity Providing the Certificate of Deposit]

(the "Provider") HEREBY CERTIFY that the yield on the Certificate of Deposit entered into on [DATE] is not less than the highest yield that the Provider publishes or posts for comparable certificates of deposit offered to the public and that the yield on the Certificate of Deposit is not less than the yield available on reasonably comparable direct obligations offered by the United

States Treasury.

     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of

____________ 19___.




                                         By_____________________________
                                         Name___________________________
                                         Title__________________________

                                  EXHIBIT B-2


                         FORM OF PROVIDER CERTIFICATION
                           FOR AN INVESTMENT CONTRACT



     I, [Name], [Position], of [Entity Providing Investment Contract] (the

"Provider") HEREBY CERTIFY in connection with the Investment Contract between

[NAME] and the Provider dated as of [DATE] (the "Investment Contract") that the yield on the Investment Contract is at least equal to the yield offered on reasonably comparable Investment contracts offered to other persons, if any,

from a source of funds other than gross proceeds of an issue of tax-exempt bonds and that the amount of administrative costs that are reasonably expected to be paid by the Provider to third parties in connection with the Investment Contract is $____________.  For purposes of this certification, administrative costs include all brokerage or selling commissions paid by the Provider to third parties in connection with the Investment Contract, legal or accounting fees,

investment advisory fees, recordkeeping, safekeeping, custody and other similar costs or expenses.

     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of

____________ 19___.




                                    By__________________________________
                                    Name________________________________
                                    Title_______________________________

                                  EXHIBIT B-3

                    FORM OF BORROWER'S CERTIFICATION FOR AN
                    INVESTMENT CONTRACT INVOLVING THREE BIDS



     I, [[Name], [Position], of Provena Foods Inc., a California corporation

(the "Borrower"), HEREBY CERTIFY in connection with the Investment contract between the Borrower and [Entity Providing Investment Contract] (the "Provider")

dated as of __________ ___, ______ the "Investment Contract") that (i) at least three bids on the Investment Contract were received from persons other than those with a material financial advantage in the California Economic Development

Financing Authority Variable Rate Demand Industrial Development Revenue Bonds,

Series 1998 (Provena Foods Inc. Project), (ii) the yield on the Investment

Contract purchased is at least equal to the yield offered under the highest bid received from an uninterested party, (iii) the price of the Investment Contract takes into account as a significant factor the Borrower's expected drawdown for the funds to be invested (other than float funds or reasonably required reserve or replacement funds) and (iv) any collateral security requirements for the

Investment Contract are reasonable.

     IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of

____________ 19___ .


                                      PROVENA FOODS INC.


                                      By________________________________
                                      Name______________________________
                                      Title_____________________________

                                   EXHIBIT C


                      USEFUL LIFE OF THE PROPERTY FINANCED
                           OR REFINANCED BY THE BONDS


                             Cost                       Useful Life*
Land                   $  484,000           X             n/a
Building                3,436,000           X            40.5           $139,158,000
                       ----------                        ----           ------------

                       $3,920,000                                       $139,158,000
                       ==========                                       ============

  Less:  cost of land     484,000
                       ----------

                       $3,436,000
                       ==========

Average life of Project = $139,158,000 divided by $3,436,000 = 40.5 years.

Useful life of Project for purposes of Section 147(b) of the Code =

           40.5 years x 1.20 = 48.6 years

Average life of Bonds = 24.9836 years
                        =============

     The information contained in this schedule, attached as an exhibit hereto, setting forth the respective cost, economic life, ADR midpoint life, if any, under Revenue Procedure 87-56, 1987-42 I.R.B. 4, and Revenue Procedure 83-35, 1983-2 C.B. 745, as supplemented and amended from time to time, and guideline life, if any, under Revenue Procedure 62-21, 1962-2 C.B. 118, as supplemented and amended from time to time, of each asset of the Facilities financed with the Proceeds of the Bonds, is true, accurate and complete.


*Includes time from date of issuance until property is placed in service.

                                   EXHIBIT D



                         DECLARATION OF OFFICIAL INTENT



                                 [See Attached]

                           [LETTERHEAD OF COMERICA]

                                                       Letter of Credit Division

                    IRREVOCABLE DIRECT PAY LETTER OF CREDIT
                           COMERICA BANK CALIFORNIA
                       INTERNATIONAL BANKING DEPARTMENT
                           333 W. SANTA CLARA STREET
                          SAN JOSE, CALIFORNIA 95113


October 6, 1998

U.S. Bank Trust National Association
150 E. Fifth Street
St Paul, MN 55101

Dear Sirs:

     We hereby issue in your favor, as trustee ("Trustee") under the Indenture of Trust ("Indenture") dated as of October 1, 1998, by and between you and the California Economic Development Financing Authority ("Issuer") this Irrevocable Direct Pay Letter of Credit (this "Credit") No. 548144 for the account of Provena Foods Inc., a California corporation ("Account Party"), in an amount not exceeding Four Million Sixty Thousand Dollars ($4,060,000) (the "Stated Amount") of which amount not exceeding $4,000,000 ("Principal Amount") may be drawn upon with respect to the payment of principal and $60,000 ("Interest Amount") may be drawn upon with respect to the payment of interest of California Economic Development Financing Authority Variable Rate Demand Industrial Development Revenue Bonds. Series 1998 (Provena Foods Inc. Project) (the "Bonds"). Funds under this Credit are available to you against drawing certificate(s) ("Drawing Certificate(s)"), duly signed and presented to us at 333 W. Santa Clara Street, 5th Floor, San Jose, California 95113 as follows:

1) If a drawing is being made with respect to the payment of interest on the Bonds, or with respect to the payment of principal on the Bonds, your request for payment shall be presented in the form of a certificate, with the blanks appropriately filled in, as attached to this Credit as Annex A ("Annex A Drawing Certificate").

2) If a drawing is made with respect to the payment of interest and principal in connection with the purchase of tendered Bonds or Bonds deemed tendered, your request shall be presented in the form of a certificate, with the appropriate blanks filled in, as attached to this Credit as Annex B ("Annex B Drawing Certificate).

     Any Drawing Certificate may be presented in person or by telecopier at 408-556-5216 to the attention of Manager, Operations, provided the drawing by telecopy is confirmed by telephone at 408-556-5109 and the original certificates have been sent by overnight mail to us as herein provided. In the event that any telecopied certificate shall differ from the corresponding original certificate received, and we shall have acted upon or in reliance upon such telecopied certificate,

                                   Comerica


such telecopied certificate shall govern and control. The certificate shall have all blanks appropriately filled in and shall be duly executed by your authorized officer.

     An Annex A Drawing Certificate complying with the terms of this Credit and presented prior to 10:00 a.m. Pacific time, on any Business Day (as defined herein) shall be honored and the amount shall be paid in immediately available funds by 4:30 p.m. Pacific time on the same Business Day or such later Business Day as specified in the Annex A Drawing Certificate. An Annex A Drawing Certificate complying with the terms of this Credit and presented at or after 10:00 a.m., Pacific time on any Business Day shall be honored and the amount of the draft paid in immediately available funds on the following Business Day by 10:00 a.m. Pacific time or such later Business Day as specified in the Annex A Drawing Certificate. An Annex B Drawing Certificate presented hereunder, and complying with the terms of this Credit will be duly honored and the amount shall be paid in immediately available funds (i) not later than 11:30 a.m., Pacific time, on the Business Day on which such Annex B Drawing Certificate is presented to us as aforesaid if such presentation is made to us at or before 8:30 a.m., Pacific time, and (ii) not later than 11:30 a.m., Pacific time, on the Business Day following the business day on which such demand is presented to us as aforesaid if such presentation is made to us after 8:30 a.m., Pacific time. Payment under this Credit shall be made in accordance with the payment instructions set forth in the completed Drawing Certificate accompanying each draft. Business Day for purposes hereof means any day other than (i) a day on which the banking institutions in (a) New York, New York, (b) the City of San Jose, California or (c) the cities in which the Trustee or the Paying Agent (as defined in the Indenture) have their respective principal offices are authorized to close or (ii) a day on which the New York Stock Exchange is closed.

     This Credit is transferable in its entirety, but not in part, to any transferee who has succeeded you as Trustee under the Indenture and may be successively so transferred. Transfer of this Credit to such transferee shall be affected by the presentation to us of this Credit accompanied by a Certificate substantially in the form of Annex C ("Transfer Certificate").

     Each payment of a Drawing with respect to the payment of interest on or principal of the Bonds honored by us shall reduce the portion of the Principal Amount and the Interest Amount available under this Credit, subject to reinstatement as provided below. The Stated Amount of this Credit shall also be reduced by the amount stated in a written notice of reduction executed by the Trustee. A reduction of the Stated Amount through the use of such a written notice of reduction shall be effective as of the actual date of receipt by us of such notice at our above stated address.

     Following the honoring of a Drawing hereunder to pay interest on the Bonds (other than interest in connection with redemption, maturity, acceleration or purchase upon tender of the Bonds in whole or in part), the available Interest Amount shall be automatically and immediately reinstated following such drawing to the original amount.




                    Page 2 of 7 all of which constitute an
                    integral part of this Letter of Credit

                             [LOGO APPEARS HERE]


                                                       Letter of Credit Division

     Following the honoring of a Drawing hereunder to pay principal and interest of the Bonds in order to purchase the Bonds on behalf of the Account Party, the available Principal and Interest Amount shall not be reinstated to the original amount, unless you shall have received our notice to you by hand delivery or telecopier transmission at (415) 273-4591 receipt of which has been confirmed by you to us in writing via return telecopy at (408) 556-5216, followed by the delivery of the original notice by overnight delivery, that there has been reinstatement of the Principal Amount and Interest Amount.

     This Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500 (the "Uniform Customs"): provided, however, that Article 48(g) shall not apply to this Credit. As to matters not covered by the Uniform Customs, this Credit shall be governed by the internal laws of the State of California. Notwithstanding anything to the contrary contained in Article 17 of the Uniform Customs, if this Credit expires during an interruption of business as described in Article 17, we will honor otherwise complying draws under this Credit that are made within ten (10) days after the resumption of business by us. Notwithstanding anything to the contrary contained in Article 41 of the Uniform Customs, this Credit will not terminate because of any failure to make any permitted drawing under this Credit.

     This Credit, unless extended, shall expire on the earliest of (i) 5:00 p.m. Pacific Time October 15, 2003, (ii) the date of receipt by us of notice from the Trustee and the Account Party that the issuance of an alternate credit facility in substitution for this Credit has occurred, (iii) the date following the payment under this Credit as a result of the acceleration of the Bonds under the Indenture, (iv) five (5) days following the Fixed Rate Date as stipulated in the notice delivered to us pursuant to the terms of the Indenture, or (v) the date that we receive notice from the Trustee that none of the Bonds are outstanding under the Indenture.

     All payments hereunder will be made with our own funds and not with any funds received directly or indirectly from the Account Party, Issuer or any party related to the Account Party, Issuer or any party related to the Account Party or Issuer.

     We undertake that your Drawing Certificate(s), drawn and presented on or before the expiration of this Credit in conformity with the terms of this Credit, will be duly honored.

                                       Very truly yours,

                                       COMERICA BANK - CALIFORNIA


                                       By:  /s/ Illegible Signature
                                           ----------------------------

                    Page 3 of 7 all of which constitute an
                    integral part of this Letter of Credit

                           [LETTERHEAD OF COMERICA]

                                                       Letter of Credit Division
                                    ANNEX A

                          Regular Drawing Certificate

Comerica Bank-California
International Department
333 W. Santa Clara Street, 5th Floor
San Jose, California 95113

Attention: Manager, Operations

    We refer to your Letter of Credit No. 548144 issued in support of the California Economic Development Financing Authority Variable Rate Demand Industrial Development Revenue Bonds, Series 1998 (Provena Foods Inc. Project) (the "Credit"). Terms defined in the Credit not otherwise defined herein shall have the same meaning herein as therein.

1. As Trustee pursuant to the Indenture, we hereby make demand for payment under the Credit to pay or provide for the payment of interest on such Bonds in the amount of $____________ and principal in the amount of $__________. This Drawing is made as [a regularly scheduled interest payment] [an extraordinary redemption] [an optional redemption] [a mandatory redemption] [maturity of the Bonds] [in connection with acceleration], under the provisions of Section ___ of the Indenture. (Delete inappropriate clauses)

2. The amount demanded for the payment of principal and/or interest does not exceed the amount available on the date hereof to be drawn under the Credit in respect to the payment of principal and interest on the Bonds and the stated amount of the Credit will be permanently reduced by the amount demanded herein in respect to the payment of principal.

3. Upon receipt of the amount demanded under this Credit, we will apply the same directly to payment when due in respect to interest and/or principal on account of such Bonds.

4.  Please remit your payments on [insert date] as follows:



_________________, 199__
                                        U.S. Bank Trust National Association,
                                        as Trustee

                                        By:______________________________
                                        Its:   Authorized Officer



                    Page 4 of 7 all of which constitute an
                    integral part of this Letter of Credit

                           [LETTERHEAD OF COMERICA]

                                    ANNEX B

                               Purchase Drawing

Comerica Bank-California
International Department
333 W. Santa Clara Street, 5th Floor
San Jose, California 95113

Attention: Manager, Operations

     We refer to your Letter of Credit No. 548144 issued in support of the California Economic Development Financing Authority Variable Rate Demand Industrial Development Revenue Bonds, Series 1998 (Provena Foods Inc. Project) (the "Credit"). Terms defined in the Credit not otherwise defined herein shall have the same meaning herein as therein.

     1. As Trustee pursuant to the Indenture, we hereby make demand for payment under the Credit to pay or provide for the payment of interest in the amount of $________ and for payment of principal in the amount of $_____ for the purchase of tendered Bonds under the provisions of Section(s) ____ of the Indenture. If the Bonds are book-entry bonds deposited with The Depository Trust Company or any successor thereto ("Depository"), we certify to you that we have directed the Depository to reflect beneficial ownership in Bonds for your benefit as a secured party, and the aggregate amount of such Bonds is equal to the amount of the drawing for principal under this paragraph.

     2. The amount demanded for the payment of principal and/or interest does not exceed the amount available on the date hereof to be drawn under the Credit with respect to the payment of principal and interest on the Bonds.

     3. The stated amount of the Credit will be permanently reduced by the amount demanded herein in respect to the payment of principal and interest, unless you otherwise advise us as provided in the Credit.

     4. Upon receipt of the amount demanded under this Credit, we will apply the same directly to payment when due with respect to interest and/or principal on account of such Bonds.

     5.   Please remit your payment on [insert date] as follows:

                         ______________________________

                         ______________________________

___________, 199__


                                           U.S. Bank Trust National Association
                                           as Trustee
                                           By:_______________
                                           Its: Authorized Officer


                    Page 5 of 7 all of which constitute an
                    integral part of this Letter of Credit

                            [LETTERHEAD OF COMERICA]

                                                       Letter of Credit Division

                                    ANNEX C

                           Instructions for Transfer

Comerica Bank-California
International Department
333 W. Santa Clara Street, 5th Floor
San Jose, California 95113

Attention:  Manager, Operations

       We refer to your Letter of Credit No. 548144 issued in support of the California Economic Development Financing Authority Variable Rate Demand Industrial Development Revenue Bonds, Series 1998 (Provena Foods Inc. Project) (the "Credit"). The undersigned, as Trustee, is named as beneficiary of the Credit. The Transferee named below has succeeded the undersigned as Trustee under the Indenture defined in the Credit:


       Name of Transferee


       Address

       Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Credit. By this transfer, all rights of the undersigned in the Credit are transferred to Transferee and Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised directly to Transferee without necessity of any consent of or notice to the undersigned.

                                       U.S. Bank Trust National Association,
                                       as Trustee

                                       By:
                                       Its:    Authorized Officer

                    Page 6 of 7 all of which constitute an
                    integral part of this Letter of Credit

                           [LETTERHEAD OF COMERICA]

    The undersigned (Name of Transferee) hereby accepts the foregoing transfer of rights under the Credit and has accepted the obligations of the Trustee under the Indenture.

                                    (Name of Transferee)

                                    By:
                                    Title
                                    Address of Principal Corporate Trust Office



                                    Telephone
                                    Fax


                    Page 7 of 7 all of which constitute an
                    integral part of this Letter of Credit